Exhibit 4.2

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                              NSTAR
                 Votes of the Board of Trustees
                 at the January 27, 2000 Meeting
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  VOTED:    That, pursuant to votes adopted by this
            Trust on December 16, 1999, NSTAR ("the
            Company" or "the Trust") is hereby
            authorized to issue and sell $300,000,000 aggregate principal amount of unsecured debentures (the "Debentures") to be issued under and in accordance with the provisions of Article Three of the Indenture dated
            January 12, 2000 between the Company and
            Bank One Trust Company, N.A., as Trustee
            (the "Indenture Trustee"), as amended and supplemented as of the date hereof (the
            "Indenture").

  VOTED:    That the Debentures be established as a
            series of securities in accordance with and pursuant to the Indenture and that the Chairman, the President, the Senior Vice
            President and Chief Financial Officer or the
            Vice President, Comptroller and Chief
            Accounting Officer be, and each acting
            singly is, hereby authorized, in the name and on behalf of the Company, to fix the terms of the offer and sale of the Debentures, including, but not limited to, the interest payment dates, price to the underwriters and the public and redemption provisions, if any, subject to the following limitations:

             Maturity Date   not to exceed ten years
                             from the date of issue

             Effective Interest Rate:   an all in
                                        effective rate
                                        to the Company
                                        not to exceed
                                        8.5%


  VOTED: That the form of the Debentures presented to the Trustees at this meeting is hereby established, adopted and approved with such changes, insertions and omissions as are required or permitted by the Indenture and these votes, and that such form shall be filed with the minutes of this meeting; and that the Chairman, the President, the Senior
            Vice President and Chief Financial Officer or the Vice President, Comptroller and Chief
            Accounting Officer be, and each of them
            acting singly is, hereby authorized to
            complete the form of Debentures as provided for in these votes, the completion of such Debentures to be conclusive evidence that the same has been approved by the Company.

  VOTED: That the form of Purchase Agreement presented to the Trustees at this meeting relating to the Debentures is hereby approved and that the Chairman, the President, the Senior Vice
            President and Chief Financial Officer or the
            Vice President, Comptroller and Chief
            Accounting Officer be, and each acting singly is, hereby authorized, in the name and on behalf of the Company, to execute and deliver a Purchase Agreement with one or more investment bankers, including Goldman, Sachs
            & Co., relating to the Debentures with such changes, insertions and omissions as the officer or officers executing the same may approve, such execution and delivery to be conclusive evidence of the authorization and approval thereof by the Trustees of the Trust.

  VOTED:    That Bank One Trust Company, N.A., the
            Indenture Trustee, is hereby also designated as the transfer agent, registrar and paying agent for the Debentures (the "Agent") and that the Indenture Trustee and the Agent shall be entitled to the estate, powers, rights, authorities, benefits, privileges and immunities set forth in the Indenture; and that such resolutions, if any, as are customarily requested by the Indenture
            Trustee and the Agent with respect to its authority are hereby adopted and shall be filed with the minutes of this meeting.

  VOTED:    That the Chairman, the President, the Senior
            Vice President and Chief Financial Officer or the Vice President, Comptroller and Chief
            Accounting Officer be, and each of them is, hereby authorized to file with the Indenture
            Trustee a certificate setting forth the form and terms of the Debentures as established by and pursuant to these votes and the written order for the certification and delivery to the purchasers at the time and in the manner specified in the Purchase Agreement for the Debentures; and that the officers of the Company be, and each of them acting singly is, hereby authorized to take such further action and execute such certificates, instruments and other documents as in the judgment of such officers or officer will comply with the provisions of the Indenture and the Purchase Agreement and to issue and deliver the Debentures in accordance therewith.

  VOTED:    That the Chairman, the President, the Senior
            Vice President and Chief Financial Officer or the Vice President, Comptroller and Chief
            Accounting Officer of the Company are, and each acting singly is, hereby authorized to execute and deliver such other documents and take such further actions in the name of the Company as the officers or officer so acting shall deem advisable to implement the foregoing votes, such execution and delivery or the taking of any action to be conclusive evidence of its authorization by the Company.

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This is to certify that the above and forgoing is a true and correct copy of votes adopted by the Board of Trustees of NSTAR at a meeting duly convened and held on the 27th day of January, 2000, at which meeting a majority of the Board was present and voting, and that said votes have not been annulled, revoked or amended in any way but are in full force and effect.

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                                /s/ Michael P. Sullivan
                                Secretary/Clerk

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